                                                                     EXHIBIT 2.1

                     LIST OF OMITTED SCHEDULES AND EXHIBITS

AGREEMENT AND PLAN OF MERGER

         SCHEDULES
         ---------
 1.5     Officers of the Surviving Corporation
 6.2(h)  Salary and Severance under Employment Agreements and Shares and
         Options subject to
         Employment Agreements
         EXHIBITS
         --------
 5.6     Form of Affiliate Agreement
 A       Form of Employment Agreement
 B       Form of Employment Agreement

PARENT DISCLOSURE STATEMENT

         SCHEDULES
         ---------
 3.1     Subsidiaries
 3.3     Capitalization
 3.5(a)  Loan Agreements/Contracts
 3.5(b)  Breach of Contract
 3.5(c)  Breach/Default
 3.6     Compliance; Permits
 3.8     Absence of Certain Changes or Events
 3.11    Undisclosed Liabilities
 3.12    Litigation

COMPANY DISCLOSURE SCHEDULE

         SCHEDULES
         ---------
 1.6(c)  Other Stock Options
 2.1     Subsidiaries
 2.3     Capitalization
 2.5(a)  Agreements
 2.5(b)  Defaults
 2.5(c)  Conflicts
 2.5(d)  Required Consents
 2.6(a)  Compliance; Permits
 2.7     SEC Filings; Financial Statements
 2.8     Changes or Events
 2.9     Undisclosed Liabilities
 2.10    Material Litigation
 2.11(a) Employee Plans
 2.11(b) ERISA Matters
 2.11(c) Outstanding Options
 2.11(d) Employment Agreements
 2.12    Labor Claims and Union Activities
 2.14    Restrictions on Business Activities
 2.15    Liens on and Encumbrances to Property
 2.16(a) Taxes
 2.16(b) Taxes

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
 2.17    Environmental Matters
 2.18(b) Intellectual Property
 2.19    Interested Party Transactions
 2.20    Insurance
 2.26    Change in Control Payments
 4.1(e)  Proposed Acquisitions